Exhibit 99.1

  Ultralife Batteries, Inc. Awarded Development Contract by Harris Corporation

    NEWARK, N.Y.--(BUSINESS WIRE)--Jan. 12, 2005--Ultralife Batteries, Inc. (NASDAQ: ULBI) has been awarded a contract by Harris Corporation's RF Communications Division for the design and development of a high-capacity rechargeable lithium ion battery pack for use with the Harris Falcon(R) II very high frequency/ultra high frequency (VHF/UHF) multiband handheld radio used by military forces for squad-level communications. Delivery of prototype and pre-production batteries is expected to occur by September 2005.
    John D. Kavazanjian, Ultralife's president and chief executive officer, said, "We continue to expand our opportunities to grow Ultralife's military business, adding new customers such as Harris, an important supplier in the worldwide military communications marketplace. In this case, we bring a significant amount of experience in producing high-energy batteries for a wide range of military equipment manufacturers, and a proven track record of evolving development contracts into full production volume orders."
    "After careful evaluation of Ultralife's design, research and development, and manufacturing capabilities, we selected Ultralife as a source in the development of a rechargeable lithium ion battery pack to extend the operating time for our Falcon II handheld radio," said George Helm, vice president, product operations, Harris Corporation RF Communications Division.
    The Harris RF-5800M-HH multiband handheld radio brings the 30 to 512 MHz frequency spectrum used in special operations and platoon-level communications to the squad and individual soldier.
    Ultralife's rugged, high-capacity lithium ion battery pack provides 12-volts and 4.7 ampere-hours of capacity in a lightweight, watertight case.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified. Detailed information about Ultralife is available at www.ultralifebatteries.com.

    About Harris RF Communications

    Harris RF Communications, a division of Harris Corporation, is a leading supplier of secure voice and data communications products, systems and networks to military, government, and commercial organizations worldwide. Harris Corporation is an international communications equipment company focused on providing product, system, and service solutions for commercial and government customers. The company's five operating divisions serve markets for microwave, broadcast, network support, tactical radio, and government systems. Harris has sales and service facilities in more than 90 countries. Additional information about Harris Corporation is available at www.harris.com.

    This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

    Ultralife(R) is a registered trademark of Ultralife Batteries, Inc.

    Falcon(R) is a registered trademark of Harris Corporation.


    CONTACT: Ultralife Batteries, Inc.
             Company Contact:
             Peter Comerford, 315-332-7100
             pcomerford@ulbi.com
             or
             Lippert/Heilshorn & Associates, Inc.
             Investor Relations Contact:
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media Contact:
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com